UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On August 31, 2007, John C. Deighan, Corporate Controller, Principal Accounting Officer and Principal Financial Officer resigned from the Registrant.

(c) The Registrant has appointed Mr. David M. Murphy to the position of Corporate Controller, Principal Accounting Officer, and Principal Financial Officer effective September 1, 2007. Mr. Murphy, age 41, joined the Registrant as Director, Paternity North America Finance in March 2004 and had primary oversight of the Registrant’s Paternity Division’s accounting and financial reporting. In April 2005, Mr. Murphy assumed responsibility of Director, North America Financial Planning and Analysis and had primary oversight of the Registrant’s North American financial reporting and assisting in operational improvement initiatives. Prior to joining the Registrant, Mr. Murphy served as Controller, HVAC Automotive Operations for BEHR America, a German automotive HVAC and ECM Tier 1 supplier from November 2001 until October 2003. From June 1990 until October 2001, Mr. Murphy worked for DaimlerChrysler in various accounting, operations, and finance positions with increasing responsibility where he most recently served as Assistant Controller of the Belvidere Assembly Plant in Illinois. Mr. Murphy received his Bachelor of Business Administration degree in Finance from Walsh College of Accountancy and Business Administration in Troy, Michigan and attended the University of Michigan-Flint, School of Management MBA Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: August 31, 2007	By:	/s/ Thomas A. Bologna
	Name:	Thomas A. Bologna
	Title:	President and Chief Executive Officer